                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-k of our report dated February 13, 1998 included in Industrial Distribution Group, Inc.'s annual report to stockholders. In addition, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-k into the Company's previously filed Registration Statements on Form S-8 (File No. 333-41921 and File No. 333-45323).



/s/ Arthur Andersen LLP


Atlanta, Georgia
March 26, 1998